Exhibit 99.1

EXL REPORTS 2020 SECOND QUARTER RESULTS

2020 Second Quarter Revenues of $222.5 Million, down 8.6% year-over-year

Q2 Diluted EPS (GAAP) of $0.24, down from $0.36 in Q2 of 2019

Q2 Adjusted Diluted EPS (Non-GAAP) of $0.53, down from $0.74 in Q2 of 2019

New York, NY – August 6, 2020 - ExlService Holdings, Inc. (NASDAQ: EXLS), a leading operations management and analytics company, today announced its financial results for the quarter ended June 30, 2020.

Rohit Kapoor, Vice Chairman and Chief Executive Officer, said, “In the second quarter of 2020, we transitioned quickly to a ‘work-from-anywhere’ model and by the quarter’s end we were meeting over 95% of client delivery needs despite the unique and historic challenges of COVID-19. We finished the quarter with revenues of $222.5 million, down 9.6% sequentially and 8.6% year over year, compared to our prior guidance that second quarter 2020 revenue would decline 15% sequentially. Adjusted diluted EPS was $0.53, better than the high end of our expected range owing to higher revenue and cost management. While the market environment remains volatile due to the ongoing pandemic, our business model has become even more relevant as clients accelerate their digital transformation agendas to provide services to customers in a contactless manner and seek greater efficiency.”

Maurizio Nicolelli, Chief Financial Officer, said, “EXL’s operating model has shown tremendous resilience during the past quarter and the increased visibility in our business gives us confidence to resume guidance for 2020. Our revenue guidance for 2020 is $922 million - $938 million, representing a reduction of 3.5% to 5.0% on a constant currency basis from 2019. Our adjusted diluted EPS guidance for 2020 is $2.60 - $2.80. We anticipate sequential revenue and adjusted EPS growth in the second half of the year, but given the unknown duration and severity of the pandemic, our current expectations could change. Our balance sheet has remained strong with cash and short-term investments of $335.6 million as of June 30, 2020.”

Financial Highlights: Second Quarter 2020
Effective January 1, 2020, we made certain operational and structural changes to manage and report financial information through our four reportable segments: Insurance, Healthcare, Emerging Business and Analytics. Financial information for historical periods are recast to conform to the current presentation. For details regarding the change in segments, refer to our quarterly report on Form 10-Q for the quarter ended June 30, 2020. Reconciliations of adjusted (non-GAAP) financial measures to GAAP measures are included at the end of this release.

•Revenues for the quarter ended June 30, 2020 decreased to $222.5 million compared to $243.5 million for the second quarter of 2019, a decrease of 8.6% on a reported basis and 7.9% on a constant currency basis from the second quarter of 2019. Revenues declined by 9.6% sequentially on a reported basis and 9.3% on a constant currency basis, from the first quarter of 2020.

	Revenues			Gross Margin
	Three months ended			Three months ended
	June 30, 2020	June 30, 2019	March 31, 2020	June 30, 2020	June 30, 2019	March 31, 2020
Reportable Segments
	(dollars in millions)
Insurance	$81.3	$85.6	$83.7	27.3%	30.6%	29.6%
Healthcare	25.0	21.7	27.0	21.4%	18.3%	27.5%
Emerging Business	34.5	48.3	42.8	35.1%	42.4%	40.5%

Analytics	81.7	87.9	92.5	29.9%	34.6%	36.6%
Total Revenues, net	$222.5	$243.5	$246.0	28.8%	33.3%	33.9%

•Operating income margin for the quarter ended June 30, 2020 was 4.4%, compared to an operating income margin of 5.7% for the second quarter of 2019 and operating income margin of 11.2% for the first quarter of 2020. During the quarter ended June 30, 2019 we recorded impairment and restructuring charges of $5.6 million related to the wind down of the Health Integrated business, which reduced our operating income margin by 230 basis points. Adjusted operating income margin for the quarter ended June 30, 2020 was 9.4% compared to 13.2% for the second quarter of 2019 and 14.8% for the first quarter of 2020.

•Diluted earnings per share for the quarter ended June 30, 2020 was $0.24 compared to $0.36 for the second quarter of 2019 and $0.65 for the first quarter of 2020. During the quarter ended June 30, 2019 we recorded impairment and restructuring charges of $5.6 million ($4.2 million net of tax) related to the wind down of the Health Integrated business, which reduced our diluted earnings per share by $0.12. Adjusted diluted earnings per share for the quarter ended June 30, 2020 was $0.53 compared to $0.74 for the second quarter of 2019 and $0.81 for the first quarter of 2020.

Business Highlights: Second Quarter 2020
•Won nine new clients in the second quarter of 2020, with three in our operations management businesses and six in Analytics.
•Recognized as a Leader in the Everest Group Insurance Analytics and Insights (A&I) Third-party Services PEAK Matrix® Assessment 2020.
•Named as Outstanding Partner of the Year for 2019 by our strategic partner Aflac. EXL won in the Service category for improving Aflac’s ability to provide quick resolution to its end customers.
2020 Guidance
Based on current visibility, and a U.S. Dollar to Indian Rupee exchange rate of 75.50, British Pound to U.S. Dollar exchange rate of 1.23, U.S. Dollar to the Philippine Peso exchange rate of 50.0 and all other currencies at current exchange rates, we are providing the following guidance:

•Revenue of $922 million to $938 million, representing an annual revenue reduction of 3.5% to 5.0% on a constant currency basis from 2019.

•Adjusted diluted earnings per share of $2.60 to $2.80.

Conference Call

ExlService Holdings, Inc. will host a conference call on Thursday, August 6, 2020 at 10:00 A.M. ET to discuss the Company’s quarterly operating and financial results. The conference call will be available live via the internet by accessing the investor relations section of EXL’s website at ir.exlservice.com, where an accompanying investor-friendly spreadsheet of historical operating and financial data can also be accessed. Please access the website at least fifteen minutes prior to the call to register, download and install any necessary audio software.

To listen to the conference call via phone, please dial 1-877-303-6384, or if dialing internationally, 1-224-357-2191 and an operator will assist you. For those who cannot access the live broadcast, a replay will be available on the EXL website ir.exlservice.com for a period of twelve months.

About ExlService Holdings, Inc.
EXL (NASDAQ: EXLS) is a leading operations management and analytics company that helps our clients build and grow sustainable businesses. By orchestrating our domain expertise, data, analytics and digital technology, we look deeper to design and manage agile, customer-centric operating models to improve global operations, drive profitability, enhance customer satisfaction, increase data-driven insights, and manage risk and compliance. Headquartered in New York, EXL has approximately 31,600 professionals in locations throughout the United States, the UK, Europe, India, the Philippines, Colombia, Australia and South Africa. EXL serves multiple industries including insurance, healthcare, banking and financial services, utilities, travel, transportation and logistics, media and retail, among others. For more information, visit www.exlservice.com.

Cautionary Statement Regarding Forward-Looking Statements This press release contains forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to EXL's operations and business environment, all of which are difficult to predict and many of which are beyond EXL’s control. Forward-looking statements include information concerning EXL’s possible or assumed future results of operations, including descriptions of its business strategy. These statements may include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of management's experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although EXL believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect EXL’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors, which include our ability to successfully close and integrate strategic acquisitions, and our ability to respond to and manage public health crises, including the outbreak and continued effects of the novel coronavirus (COVID-19) pandemic, are discussed in more detail in EXL’s filings with the Securities and Exchange Commission, including EXL’s Annual Report on Form 10-K and EXL’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020. These risks could cause actual results to differ materially from those implied by forward-looking statements in this release. You should keep in mind that any forward-looking statement made herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect EXL. EXL has no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

EXLSERVICE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands, except share and per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
Revenues, net	$222,473	$243,509	$468,463	$483,082
Cost of revenues(1)	158,401	162,446	321,057	319,686
Gross profit(1)	64,072	81,063	147,406	163,396
Operating expenses:
General and administrative expenses	28,750	31,228	57,691	63,759
Selling and marketing expenses	13,051	17,647	27,507	35,694
Depreciation and amortization expense	12,405	12,752	24,855	26,419
Impairment and restructuring charges	—	5,580	—	6,807
Total operating expenses	54,206	67,207	110,053	132,679
Income from operations	9,866	13,856	37,353	30,717
Foreign exchange gain, net	1,359	1,202	2,736	2,462
Interest expense	(2,883)	(3,864)	(5,955)	(7,446)
Other income, net	4,225	4,102	6,754	8,525
Income before income tax expense and earnings from equity affiliates	12,567	15,296	40,888	34,258
Income tax expense	4,072	2,670	9,927	6,870
Income before earnings from equity affiliates	8,495	12,626	30,961	27,388
Loss from equity-method investment	66	62	121	129
Net income attributable to ExlService Holdings, Inc. stockholders	$8,429	$12,564	$30,840	$27,259
Earnings per share attributable to ExlService Holdings, Inc. stockholders:
Basic	$0.24	$0.36	$0.90	$0.79
Diluted	$0.24	$0.36	$0.89	$0.78
Weighted-average number of shares used in computing earnings per share attributable to ExlService Holdings Inc. stockholders:
Basic	34,486,202	34,451,671	34,443,884	34,413,455
Diluted	34,597,688	34,702,547	34,659,146	34,768,203
(1)Exclusive of depreciation and amortization expense.

EXLSERVICE HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)

	As of
	June 30, 2020	December 31, 2019
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$163,619	$119,165
Short-term investments	171,962	202,238
Restricted cash	4,858	5,453
Accounts receivable, net	157,505	171,864
Prepaid expenses	10,121	13,246
Advance income tax, net	1,003	4,698
Other current assets	27,472	24,594
Total current assets	536,540	541,258
Property and equipment, net	91,848	79,142
Operating lease right-of-use assets	96,789	86,396
Restricted cash	2,298	2,426
Deferred tax assets, net	17,070	11,855
Intangible assets, net	66,296	73,982
Goodwill	348,110	349,529
Other assets	31,599	36,016
Investment in equity affiliate	3,063	2,484
Total assets	$1,193,613	$1,183,088
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$9,048	$6,564
Current portion of long-term borrowings	20,657	40,867
Deferred revenue	16,752	13,436
Accrued employee costs	42,376	68,885
Accrued expenses and other current liabilities	74,772	74,017
Current portion of operating lease liabilities	18,199	24,148
Income taxes payable, net	2,359	1,432
Total current liabilities	184,163	229,349
Long-term borrowings, less current portion	215,527	194,131
Operating lease liabilities, less current portion	90,934	74,709
Income taxes payable	1,790	1,790
Deferred tax liabilities, net	705	966
Other non-current liabilities	19,566	12,142
Total liabilities	512,685	513,087
Commitments and contingencies
Preferred stock, $0.001 par value; 15,000,000 shares authorized, none issued	—	—
ExlService Holdings, Inc. Stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized, 38,818,365 shares issued and 34,320,586 shares outstanding as of June 30, 2020 and 38,480,654 shares issued and 34,185,241 shares outstanding as of December 31, 2019	39	39
Additional paid-in capital	404,704	391,240
Retained earnings	582,743	551,903
Accumulated other comprehensive loss	(104,274)	(84,892)
Total including shares held in treasury	883,212	858,290
Less: 4,497,779 shares as of June 30, 2020 and 4,295,413 shares as of December 31, 2019, held in treasury, at cost	(202,284)	(188,289)
Stockholders’ equity	680,928	670,001

Total equity	680,928	670,001
Total liabilities and stockholders’ equity	$1,193,613	$1,183,088

EXLSERVICE HOLDINGS, INC.
Reconciliation of Adjusted Financial Measures to GAAP Measures

In addition to its reported operating results in accordance with U.S. generally accepted accounting principles (GAAP), EXL has included in this release certain financial measures that are considered non-GAAP financial measures, including the following:
(i)Adjusted operating income and adjusted operating income margin;
(ii)Adjusted EBITDA and adjusted EBITDA margin;
(iii)Adjusted net income and adjusted diluted earnings per share; and
(iv)Revenue growth on a constant currency basis.

These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles, should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Accordingly, the financial results calculated in accordance with GAAP and reconciliations from those financial statements should be carefully evaluated. EXL believes that providing these non-GAAP financial measures may help investors better understand EXL’s underlying financial performance. Management also believes that these non-GAAP financial measures, when read in conjunction with EXL’s reported results, can provide useful supplemental information for investors analyzing period-to-period comparisons of the Company’s results and comparisons of the Company’s results with the results of other companies. Additionally, management considers some of these non-GAAP financial measures to determine variable compensation of its employees. The Company believes that it is unreasonably difficult to provide its earnings per share financial guidance in accordance with GAAP for a number of reasons, including, without limitation, the Company’s inability to predict its future stock-based compensation expense under ASC Topic 718, the amortization of intangibles associated with further acquisitions and the currency fluctuations and associated tax impacts. As such, the Company presents guidance with respect to adjusted diluted earnings per share. The Company also incurs significant non-cash charges for depreciation that may not be indicative of the Company’s ability to generate cash flow.

EXL non-GAAP financial measures exclude, where applicable, stock-based compensation expense, amortization of acquisition-related intangible assets, impairment charges of acquired long-lived and intangible assets including goodwill, provision for litigation settlement, non-cash interest expense on convertible senior notes, restructuring charges and other acquisition-related expenses or benefits. Acquisition-related expenses or benefits include, changes in the fair value of earn-out consideration liabilities, external deal costs, integration expenses, direct and incremental travel costs and non-recurring benefits. In addition to excluding the above items, our adjusted net income and adjusted diluted EPS also excludes the effect of incremental income tax expense related to the U.S. Tax Cuts and Jobs Act of 2017 (the “Tax Reform Act”), non-recurring other tax adjustments and income tax impact of the above pre-tax items, as applicable. The income tax impact of each item is calculated by applying the statutory rate and local tax regulations in the jurisdiction in which the item was incurred.

A limitation of using non-GAAP financial measures versus financial measures calculated in accordance with GAAP is that non-GAAP financial measures do not reflect all of the amounts associated with our operating results as determined in accordance with GAAP and exclude costs that are recurring, namely stock-based compensation and amortization of acquisition-related intangible assets. EXL compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP financial measures to allow investors to evaluate such non-GAAP financial measures.

The information provided on a constant currency basis reflects a comparison of current period results translated at the prior period currency rates. This information is provided because EXL believes that it provides useful comparative incremental information to investors regarding EXL’s true operating performance. EXL’s primary exchange rate exposure is with the Indian Rupee, the U.K. pound sterling and the Philippine Peso. The average exchange rate of the U.S. Dollar against the Indian Rupee increased from 69.42 during the quarter ended June 30, 2019 to 75.41 during the quarter ended June 30, 2020, representing an appreciation of 8.6%. The average exchange rate of the U.S. Dollar against the Philippine Peso decreased from 51.84 during the quarter ended June 30, 2019 to 50.28 during the quarter ended June 30, 2020, representing a depreciation of 3.0%. The average exchange rate of the British Pound against the U.S. Dollar decreased from 1.28 during the quarter ended June 30, 2019 to 1.24 during the quarter ended June 30, 2020, representing an appreciation of 3.0%.

The following table shows the reconciliation of these non-GAAP financial measures for the three months ended June 30, 2020 and June 30, 2019, and the three months ended March 31, 2020:

Reconciliation of Adjusted Operating Income and Adjusted EBITDA
(Amounts in thousands)

	Three months ended
	June 30,		March 31,
	2020	2019	2020
Net Income (GAAP)	$8,429	$12,564	$22,411
add: Income tax expense	4,072	2,670	5,855
subtract: Interest expense, foreign exchange gain, net, loss from equity-method investment and other income, net	(2,635)	(1,378)	(779)
Income from operations (GAAP)	$9,866	$13,856	$27,487
add: Stock-based compensation expense	7,726	7,155	4,778
add: Amortization of acquisition-related intangibles	3,430	5,554	4,153
add: Impairment and restructuring charges (a)	—	5,580	—
Adjusted operating income (Non-GAAP)	$21,022	$32,145	$36,418
Adjusted operating income margin as a % of Revenues (Non-GAAP)	9.4%	13.2%	14.8%
add: Depreciation	8,975	7,198	8,297
Adjusted EBITDA (Non-GAAP)	$29,997	$39,343	$44,715
Adjusted EBITDA margin as a % of revenue (Non-GAAP)	13.5%	16.2%	18.2%

(a) To exclude impairment and restructuring charges related to wind down of the Health Integrated business.

Reconciliation of Adjusted Net Income and Adjusted Diluted Earnings Per Share
(Amounts in thousands, except per share data)

	Three months ended
	June 30,		March 31,
	2020	2019	2020
Net income (GAAP)	$8,429	$12,564	$22,411
add: Stock-based compensation expense	7,726	7,155	4,778
add: Amortization of acquisition-related intangibles	3,430	5,554	4,153
add: Impairment and restructuring charges (a)	—	5,580	—
add: Non-cash interest expense related to convertible senior notes	654	618	636
add/subtract: Non-recurring tax expense/(benefits) (b)	1,320	(1,471)	—
subtract: Other non-recurring benefits (c)	(556)	—	—
subtract: Tax impact on stock-based compensation expense (d)	(1,662)	(1,571)	(2,733)
subtract: Tax impact on amortization of acquisition-related intangibles	(880)	(1,198)	(897)
subtract: Tax impact on impairment and restructuring charges	—	(1,367)	—
subtract: Tax impact on non-cash interest expense related to convertible senior notes	(162)	(150)	(156)
add: Tax impact on other non-recurring benefits	137	—	—
Adjusted net income (Non-GAAP)	$18,436	$25,714	$28,192
Adjusted diluted earnings per share (Non-GAAP)	$0.53	$0.74	$0.81

(a) To exclude impairment and restructuring charges related to wind down of the Health Integrated business.
(b) To exclude non-recurring tax expense/(benefits) related to certain deferred tax assets and liabilities.
(c) To exclude non-recurring benefits related to wind down of the Health Integrated business.
(d) Tax impact includes $23 and $57 during the three months ended June 30, 2020 and 2019 respectively, and $1,799 during the three months ended March 31, 2020, related to discrete benefits recognized in income tax expense on adoption of ASU No. 2016-09, Compensation - Stock Compensation.

Contact: Steven N. Barlow
Vice President, Investor Relations
(917) 596-7684
ir@exlservice.com